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As filed with the Securities and Exchange Commission on October 4, 2017

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

GLOBALSTAR, INC.
(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	41-2116508 (I.R.S. Employer Identification Number)

300 Holiday Square Blvd.
Covington, Louisiana 70433
(985) 335-1500
(Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

Rebecca S. Clary
Chief Financial Officer
Globalstar, Inc.
300 Holiday Square Blvd.
Covington, Louisiana 70433
(985) 335-1500
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Bridget C. Hoffman
Taft Stettinius & Hollister LLP
425 Walnut Street, Suite 1800
Cincinnati, Ohio 45202
(513) 357-9363
(513) 381-0205 (Fax)

Approximate date of commencement of proposed sale to the public:
From time to time after the effective date of this Registration Statement.

           If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.    ☐

           If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.    ☒

           If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

           If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

           If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box:    ☒

           If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box:    ☐

           Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of "large accelerated filer," "accelerated filer," "smaller reporting company," and "emerging growth company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐ Emerging growth company ☐

           If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered(1)	Amount to be Registered(2)	Proposed Maximum Offering Price per Unit(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee(2)

Debt Securities

Preferred Stock

Common Stock(3)

Warrants

Total

(1)
The securities of each class may be offered and sold by the Registrant and/or may be offered and sold, from time to time, by one or more selling securityholders to be identified in the future. The selling securityholders may purchase the securities directly from the Registrant, or from one or more underwriters, dealers or agents.

(2)
An indeterminate aggregate initial offering price or number of the securities of each identified class is being registered as may from time to time be sold at indeterminate prices. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities. In accordance with Rules 456(b) and 457(r), the Registrant is deferring payment of all of the registration fee and will pay the registration fee subsequently in advance or on a pay-as-you-go basis.

(3)
Unless the context otherwise requires, references to common stock in this registration statement mean our voting common stock.

PROSPECTUS

GLOBALSTAR, INC.

Debt Securities
Preferred Stock
Common Stock
Warrants

        We or one or more selling securityholders to be identified in the future, may offer and sell the securities listed above from time to time in one or more offerings and in one or more classes or series. We will offer the securities in amounts, at prices and on terms to be determined by market conditions at the time of the offerings. The securities may be offered separately or together in any combination or as a separate series.

        This prospectus provides you with a general description of the securities that may be offered. Each time securities are offered, we will provide a prospectus supplement and attach it to this prospectus. The prospectus supplement will contain more specific information about the offering and the terms of the securities being offered. The supplement may also add, update or change information contained in this prospectus. This prospectus may not be used to offer or sell securities without a prospectus supplement describing the method and terms of the offering.

        We may sell these securities on a continuous or delayed basis directly or through agents, underwriters or dealers, or through a combination of these methods. See "Plan of Distribution." The prospectus supplement will list any agents, underwriters or dealers that may be involved, the compensation they will receive and the nature of any underwriting agreement. The prospectus supplement will also show you the total amount of money that we will receive from selling the securities being offered, after the expenses of the offering, and the price per share or unit of the securities being offered. You should read carefully this prospectus and any accompanying prospectus supplement, together with the documents we incorporate by reference, before you invest in any of our securities.

        Investing in any of our securities involves risk. Before buying our securities, you should refer to the Risk Factors included in our most recent Annual Report and our other periodic reports, in supplements to this prospectus and in other information filed by us with the Securities and Exchange Commission.

        Our common stock is listed on the NYSE American under the symbol "GSAT."

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This prospectus is dated October 4, 2017.

        You should rely only on the information contained in or incorporated by reference into this prospectus, any prospectus supplement and any related free writing prospectus. We have not authorized any dealer, salesman or other person to provide you with additional or different information. If anyone provides you with different or inconsistent information, you should not rely on it. Unless otherwise specified, references to any free writing prospectus refer to a free writing prospectus that we have authorized to be provided to you in connection with an offering. This prospectus and any prospectus supplement are not an offer to sell or the solicitation of an offer to buy any securities other than the securities to which they relate and are not an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make an offer or solicitation in that jurisdiction. You should not assume that the information contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus is accurate as of any date other than the date on the front cover of such document, or that the information contained in any document incorporated by reference is accurate as of any date other than the date of the document incorporated by reference, regardless of the time of delivery of this prospectus, any applicable prospectus supplement or any free writing prospectus, or any sale of a security.

ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement that we filed with the SEC, using a "shelf" registration process. Under this shelf registration process, we may offer and sell any combination of the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities under this prospectus, we will provide a prospectus supplement that will contain specific information about the terms of the offering and the offered securities. A prospectus supplement may also add, update or change information contained in this prospectus. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. We may also add, update or change in the prospectus supplement (and in any free writing prospectus) any of the information contained in this prospectus or in the documents that we have incorporated into this prospectus. Any statement that we make in this prospectus will be modified or superseded by any inconsistent statement made by us in a prospectus supplement or free writing prospectus. You should read both this prospectus and any prospectus supplement or free writing prospectus, together with additional information described under the headings "Where You Can Find More Information" and "Incorporation of Certain Information by Reference" before buying any of the securities being offered.

Our Business

        Globalstar, Inc. provides Mobile Satellite Services ("MSS") including voice and data communications services globally via satellite. By providing wireless communications services in areas not served or underserved by terrestrial wireless and wireline networks and in circumstances where terrestrial networks are not operational due to natural or man-made disasters, we seek to meet our customers' increasing desire for connectivity. We offer voice and data communication services over our network of in-orbit satellites and our active ground stations ("gateways"), which we refer to collectively as the Globalstar System.

        We currently provide the following communications services via satellite. These services are available only with equipment designed to work on our network:

  •
  two-way voice communication and data transmissions ("Duplex") using mobile or fixed devices; and

  •
  one-way data transmissions ("Simplex") using a mobile or fixed device that transmits its location and other information to a central monitoring station, including certain SPOT and Simplex products.

        We were formed as a Delaware limited liability company in November 2003, and were converted into a Delaware corporation on March 17, 2006. Unless we specifically state otherwise, all information in this prospectus is presented as if we were a corporation throughout the relevant periods.

        In most of the world, we have authority to operate a wireless communications network via satellite over 27.85 MHz of radio spectrum, which is comprised of two blocks of contiguous global radio frequencies. In the United States, the FCC has authorized us to use 25.225 MHz. We refer to our licensed radio frequencies as our "spectrum."

        Our constellation of Low Earth Orbit satellites includes second-generation satellites, which were launched and placed into service during the years 2010 through 2013 after a $1.1 billion investment, and certain first-generation satellites.

        Due to the specific design of the Globalstar System (and based on customer input), we believe that we offer the one of the best voice quality among our peer group. We define a successful level of service for our customers by their ability to make uninterrupted calls of average duration for a system-wide average number of minutes per month. Our goal is to provide service levels and call success rates equal to or better than our MSS competitors so our products and services are attractive to potential customers. We define voice quality as the ability to easily hear, recognize and understand callers with imperceptible delay in the transmission. By this measure, we believe our system outperforms geostationary ("GEO") satellites used by some of our competitors. Due to the difference in signal travel distance, GEO satellite signals must travel approximately 42,000 additional nautical miles, which introduces considerable delay and signal degradation to GEO calls. For our competitors using cross-linked satellite architectures, which require multiple inter-satellite connections to complete a call, signal degradation and delay can result in compromised call quality as compared to that experienced over the Globalstar System.

        We compete aggressively on price. We offer a range of price-competitive products to the industrial, governmental and consumer markets. We expect to retain our position as the low cost, high quality leader in the MSS industry.

        Our satellite communications business, by providing critical mobile communications to our subscribers, serves principally the following markets: recreation and personal; government; public safety and disaster relief; oil and gas; maritime and fishing; natural resources, mining and forestry; construction; utilities; and transportation.

        At December 31, 2016 and June 30, 2017, we served approximately 689,000 and 704,000 subscribers, respectively. We count "subscribers" based on the number of devices that are subject to agreements which entitle them to use our voice or data communications services rather than the number of persons or entities who own or lease those devices.

        Our products and services are sold through a variety of independent agents, dealers and resellers, and independent gateway operators ("IGOs"). We have distribution relationships with a number of "Big Box" and online retailers and other similar distribution channels.

        Our revenue for the years ended December 31, 2016, 2015 and 2014 was $96.9 million, $90.5 million and $90.1 million, respectively. Our net income (loss) for the years ended December 31, 2016, 2015 and 2014 was ($132.6) million, $72.3 million and ($462.9) million, respectively. Our revenue for the six months ended June 30, 2017 and 2016 was $52.8 million and $46.9 million, respectively. Our net loss for the six months ended June 30, 2017 and 2016 was $118.9 million and $12.8 million, respectively.

        Our principal executive offices are located at 300 Holiday Square Blvd., Covington, Louisiana 70433 and our telephone number at that address is (985) 335-1500.

        Unless the context requires otherwise or unless otherwise noted, all references in this prospectus or any accompanying prospectus supplement to the "Company," "Globalstar," "we" or "our" are to Globalstar, Inc. and its subsidiaries.

The Securities We May Offer

        We may offer shares of our common stock and preferred stock, debt securities and/or warrants, either individually or in combination, from time to time under this prospectus, together with any applicable prospectus supplement, at prices and on terms to be determined by market conditions at the time of offering. This prospectus provides you with a general description of the securities we may offer. Each time we offer a type or series of securities, we will provide a prospectus supplement that will describe the specific amounts, prices and other important terms of the securities, including, to the extent applicable:

  •
  designation or classification;

  •
  aggregate principal amount or aggregate offering price;

  •
  maturity, if applicable;

  •
  original issue discount, if any;

  •
  rates and times of payment of interest, dividends or other payments, if any;

  •
  redemption, conversion, exercise, exchange, settlement or sinking fund terms, if any;

  •
  conversion, exchange or settlement prices or rates, if any, and, if applicable, any provisions for changes to or adjustments in the conversion, exchange or settlement prices or rates and in the securities or other property receivable upon conversion, exchange or settlement;

  •
  ranking;

  •
  restrictive covenants, if any;

  •
  voting or other rights, if any; and

  •
  certain federal income tax considerations.

        A prospectus supplement and any related free writing prospectus may also add, update or change information contained in this prospectus or in documents we have incorporated by reference into this prospectus. However, no prospectus supplement or free writing prospectus shall offer a security that is not registered and described in this prospectus at the time of the effectiveness of the registration statement of which this prospectus is a part.

This prospectus may not be used to offer or sell any securities unless accompanied by a prospectus supplement.

        We may sell the securities directly or through underwriters, dealers or agents. We, and our underwriters, dealers or agents, reserve the right to accept or reject all or part of any proposed purchase of securities. If we do offer securities through underwriters or agents, we will include in the applicable prospectus supplement:

  •
  the names of those underwriters or agents;

  •
  applicable fees, discounts and commissions to be paid to them;

  •
  details regarding over-allotment options, if any; and

  •
  the net proceeds to us.

        Common Stock.    We may issue shares of our common stock from time to time. Under our amended and restated certificate of incorporation, we may issue both voting and non-voting common stock. Holders of our voting common stock are entitled to one vote per share for the election of directors and on all other matters that require stockholder approval. Subject to any preferential rights of any then outstanding preferred stock, in the event of our liquidation, dissolution or winding up, holders of our common stock are entitled to share ratably in the assets remaining after payment of liabilities and the liquidation preferences of any then outstanding preferred stock. Our common stock does not carry any preemptive rights enabling a holder to subscribe for, or receive shares of, any class of our common stock or any other securities convertible into shares of any class of our common stock, or any redemption rights.

        Preferred Stock.    We may issue shares of our preferred stock from time to time, in one or more series. Under our amended and restated certificate of incorporation, our board of directors has the authority, without further action by stockholders, to designate up to 100,000,000 shares of preferred stock in one or more series and to fix the rights, preferences, privileges, qualifications and restrictions granted to or imposed upon the preferred stock, including dividend rights, conversion rights, voting rights, rights and terms of redemption, liquidation preference and sinking fund terms, any or all of which may be greater than the rights of the common stock.

        We will fix the rights, preferences, privileges, qualifications and restrictions of the preferred stock of each series that we sell under this prospectus and applicable prospectus supplements in a certificate of designation relating to that series. We will incorporate by reference into the registration statement of which this prospectus is a part the form of any certificate of designation that describes the terms of the series of preferred stock we are offering before the issuance of the related series of preferred stock. We urge you to read the prospectus supplement (and any related free writing prospectus) related to the series of preferred stock being offered, as well as the complete certificate of designation that contains the terms of the applicable series of preferred stock.

        Debt Securities.    We may issue debt securities from time to time, in one or more series, as either senior or subordinated debt or as senior or subordinated convertible debt. The senior debt securities will rank equally with any other unsubordinated debt that we may have and may be secured or unsecured. The subordinated debt securities will be subordinate and junior in the right of payment, to the extent and in the manner described in the instrument governing the debt, to all or some portion of our indebtedness. Any convertible debt securities that we issue will be convertible into or exchangeable for our common stock, preferred stock or other securities of ours. Conversion may be mandatory or at your option and would be at prescribed conversion rates.

        The debt securities will be issued under one or more documents called indentures, which are contracts between us and U.S. Bank, National Association, as trustee for the holders of the debt securities. In this prospectus, we have summarized certain general features of the debt securities. We urge you, however, to read the prospectus supplement (and any related free writing prospectus) related to the series of debt securities being offered, as well as the complete indentures that contain the terms of the debt securities. Indentures have been filed as exhibits to the registration statement of which this prospectus is a part, and supplemental indentures and forms of debt securities containing the terms of debt securities being offered will be filed as exhibits to the registration statement of which this prospectus is a part or will be incorporated by reference from reports we file with the SEC.

        Warrants.    We may issue warrants for the purchase of common stock, preferred stock and/or debt securities in one or more series, from time to time. We may issue warrants independently or together with common stock, preferred stock and/or debt securities, and the warrants may be attached to or separate from those securities.

        The warrants will be evidenced by warrant certificates issued under one or more warrant agreements, which are contracts between us and an agent for the holders of the warrants. In this prospectus, we have summarized certain general features of the warrants. We urge you, however, to read the prospectus supplement (and any related free writing prospectus) related to the series of warrants being offered, as well as the complete warrant agreements and warrant certificates that contain the terms of the warrants. Complete warrant agreements and warrant certificates containing the terms of the warrants being offered will be filed as exhibits to the registration statement of which the prospectus is a part of or will be incorporated by reference from reports we wile with the SEC.

WHERE YOU CAN FIND MORE INFORMATION

        We file annual, quarterly and current reports and other information with the SEC (File No. 1-33117) pursuant to the Securities Exchange Act of 1934, as amended, or the Exchange Act. You may read and copy any documents that are filed at the SEC's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may also obtain copies of these documents at prescribed rates from the Public Reference Room of the SEC at its Washington address. Please call the SEC at l-800-SEC-0330 for further information.

        Our filings are also available to the public through the SEC's website at http://www.sec.gov. And in the investor relations portion of our website at www.globalstar.com. The information on our website is not part of this prospectus or any accompanying prospectus supplement.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

        The SEC allows us to "incorporate by reference" information that we file with them, which means that we can disclose important information to you by referring you to documents previously filed with the SEC. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. The following documents we filed with the SEC pursuant to the Exchange Act are incorporated herein by reference:

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  our Annual Report on Form 10-K for the fiscal year ended December 31, 2016;

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  our Definitive Proxy Statement on Schedule 14A filed April 6, 2017;

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  our Quarterly Reports on Form 10-Q filed on May 4, 2017 and August 3, 2017;

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  our Current Reports on Form 8-K filed on May 18, 2017, July 7, 2017 and August 25, 2017; and

  •
  the description of our common stock contained in our registration statement on Form 8-A dated October 30, 2006, including any amendment to that form that we may have filed in the past, or may file in the future, for the purpose of updating the description of our common stock.

        All documents filed pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act (excluding any information furnished pursuant to Item 2.02 or Item 7.01 on any Current Report on Form 8-K) after the effectiveness of the registration statement and after the date of this prospectus and prior to the time that all the securities have been issued as described in this prospectus shall be deemed to be incorporated in this prospectus by reference and to be a part hereof from the date of filing of such documents. Any statement contained herein, or in a document incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any subsequently filed document that also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

        You may request a copy of these filings at no cost by writing or emailing us at the following address and telephone number:

        Globalstar, Inc.
300 Holiday Square Blvd,
Covington, Louisiana 70433
investorrelations@globalstar.com

CAUTIONARY STATEMENTS REGARDING FORWARD-LOOKING STATEMENTS

        Certain statements contained in or incorporated by reference into this Report, other than purely historical information, including, but not limited to, estimates, projections, statements relating to our business plans, objectives and expected operating results, and the assumptions upon which those statements are based, are forward-looking statements within the meaning of the Private Securities

        Litigation Reform Act of 1995. These forward-looking statements generally are identified by the words "believe," "project," "expect," "anticipate," "estimate," "intend," "strategy," "plan," "may," "should," "will," "would," "will be," "will continue," "will likely result," and similar expressions, although not all forward-looking statements contain these identifying words. These forward-looking statements are based on current expectations and assumptions that are subject to risks and uncertainties which may cause actual results to differ materially from the forward-looking statements. Forward-looking statements, such as the statements regarding our ability to develop and expand our business (including our ability to monetize our spectrum rights), our anticipated capital spending, our ability to manage costs, our ability to exploit and respond to technological innovation, the effects of laws and regulations (including tax laws and regulations) and legal and regulatory changes (including regulation related to the use of our spectrum), the opportunities for strategic business combinations and the effects of consolidation in our industry on us and our competitors, our anticipated future revenues, our anticipated financial resources, our expectations about the future operational performance of our satellites (including their projected operational lives), the expected strength of and growth prospects for our existing customers and the markets that we serve, commercial acceptance of new products, problems relating to the ground-based facilities operated by us or by independent gateway operators, worldwide economic, geopolitical and business conditions and risks associated with doing business on a global basis and other statements contained in this prospectus regarding matters that are not historical facts, involve predictions. Risks and uncertainties that could cause or contribute to such differences include, without limitation, those discussed in the section entitled "Risk Factors" included in this prospectus and elsewhere or incorporated by reference into this prospectus, including our Annual Report on Form 10-K for the fiscal year ended December 31, 2014, and our subsequent

SEC filings. We do not intend, and undertake no obligation, to update any of our forward-looking statements after the date of this prospectus to reflect actual results or future events or circumstances.

        Discussions containing these forward-looking statements may be found, among other places, in "Business" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" incorporated by reference from our most recent Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q, as well as any amendments thereto reflected in subsequent filings with the SEC or in any Current Report on Form 8-K. These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from the information expressed or implied by these forward-looking statements. While we believe that we have a reasonable basis for each forward-looking statement contained in this prospectus, we caution you that these statements are based on a combination of facts and factors currently known by us and our projections of the future, about which we cannot be certain. As a result of these factors, we cannot assure you that the forward-looking statements in this in this prospectus, any accompanying prospectus supplement or documents incorporated by reference herein and therein will prove to be accurate. Furthermore, if our forward-looking statements prove to be inaccurate, the inaccuracy may be material. In light of the significant uncertainties in these forward-looking statements, you should not regard these statements as a representation or warranty by us or any other person that we will achieve our objectives and plans in any specified time frame, or at all. You should not place undue reliance on these forward-looking statements, which apply only as of the date of this prospectus and any accompanying prospectus supplement. You should read this prospectus, any accompanying prospectus supplement, the registration statement of which this prospectus and any accompanying prospectus supplement is a part and the documents incorporated by reference herein and therein completely and with the understanding that our actual future results may be materially different from what we expect.

        We undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise. You are advised, however, to consult any further disclosures we make on related subjects in our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, as well as any amendments thereto.

RISK FACTORS

        An investment in our securities involves a high degree of risk. Prior to making a decision about investing in our securities, you should carefully consider the risks in the section entitles "Risk Factors" contained in our Annual Report on Form 10-K for the year ended December 31, 2016, which has been filed with the SEC and is incorporated by reference in this prospectus, as well as any updates thereto contained in subsequent filings with the SEC or any applicable prospectus supplement of free writing prospectus. If any of these risks were to occur, our business, financial condition or results of operations would likely suffer. In that event, the value of our securities could decline, and you could lose all or part of your investment. The risks and uncertainties we describe are not the only ones facing us. Additional risks not currently known to us or that we currently deem immaterial may also impair our business, financial condition or results of operations.

USE OF PROCEEDS

        We intend to use the net proceeds from the sale of securities as set forth in the applicable prospectus supplement.

RATIOS OF EARNINGS TO FIXED CHARGES

        The following table contains our consolidated ratios of earnings to fixed charges for the periods indicated.

	Six Months Ended June 30, 2017		Year Ended December 31,
			2016		2015	2014		2013		2012
Ratio of Earnings to Fixed Charges		*		*	2.73		*		*		*

*
For these periods, earnings were inadequate to cover fixed charges.

(1)
Represents our estimate of the interest component of noncancelable operating lease rental expense.

        The ratios were computed by dividing earnings by fixed charges. For this purpose:

  •
  The term "fixed charges" means the sum of the following: (a) interest expensed and capitalized, (b) amortized premiums, discounts and capitalized expenses related to indebtedness and (c) an estimate of the interest within rental expense.

  •
  The term "earnings" is the amount resulting from adding and subtracting the following items. Add the following: (a) pre-tax income from continuing operations before adjustment for minority interests in consolidated subsidiaries or income or loss from equity investees, (b) fixed charges, (c) amortization of capitalized interest, (d) distributed income of equity investees, and (e) the company's share of pre-tax losses of equity investees for which charges arising from guarantees are included in fixed charges. From the total of the added items, subtract the following: (a) interest capitalized and (b) the minority interest in pre-tax income of subsidiaries that have not incurred fixed charges. Equity investees are investments that the Company accounts for using the equity method of accounting.

DESCRIPTION OF DEBT SECURITIES

        The Debt Securities will be either our senior debt securities ("Senior Debt Securities") or our subordinated debt securities ("Subordinated Debt Securities"). The Senior Debt Securities and the Subordinated Debt Securities will be issued under separate Indentures between us and U.S. Bank, National Association (the "Trustee"). Senior Debt Securities will be issued under a "Senior Indenture" and Subordinated Debt Securities will be issued under a "Subordinated Indenture." Together, the Senior Indenture and the Subordinated Indenture are called "Indentures."

        The Debt Securities may be issued from time to time in one or more series. The particular terms of each series that are offered by a prospectus supplement will be described in the prospectus supplement.

        Unless the Debt Securities are guaranteed by our subsidiaries, the rights of Globalstar and our creditors, including holders of the Debt Securities, to participate in the assets of any subsidiary upon the latter's liquidation or reorganization, will be subject to the prior claims of the subsidiaries' creditors, except to the extent that we may be a creditor with recognized claims against such subsidiary.

        We have summarized selected provisions of the Indentures we will enter into below. The summary is not complete and is qualified in its entirety by reference to all the provisions of the Indentures and any supplemental indenture to a particular series of Debt Securities. The Indentures will be qualified under the Trust Indenture Act of 1939, as amended. The form of each Indenture has been filed with the SEC as an exhibit to the registration statement of which this prospectus is a part or with the prospectus supplement under which the Debt Securities are issued, and you should read the Indentures for provisions that may be important to you. Capitalized terms used in the summary have the meanings specified in the Indentures.

        Words and phrases capitalized but not defined under "Description of Debt Securities" have the respective meanings ascribed to them in the Indentures.

General

        The Indentures will provide that Debt Securities in separate series may be issued thereunder from time to time without limitation as to aggregate principal amount. We may specify a maximum aggregate principal amount for the Debt Securities of any series. We will determine the terms and conditions of the Debt Securities, including the maturity, principal and interest, but those terms must be consistent with the Indenture. The Debt Securities will be our unsecured obligations.

        The Subordinated Debt Securities will be subordinated in right of payment to the prior payment in full of all of our Senior Debt as described under "—Subordination of Subordinated Debt Securities" and in the prospectus supplement applicable to any Subordinated Debt Securities. If the prospectus supplement so indicates, the Debt Securities will be convertible into our common stock.

        The applicable prospectus supplement will set forth the price or prices at which the Debt Securities to be offered will be issued and will describe the following terms of such Debt Securities:

          (1)   the title of the Debt Securities;

          (2)   whether the Debt Securities are Senior Debt Securities or Subordinated Debt Securities and, if Subordinated Debt Securities, the related subordination terms;

          (3)   any limit on the aggregate principal amount of the Debt Securities;

          (4)   the dates on which the principal of the Debt Securities will be payable;

          (5)   the interest rate that the Debt Securities will bear and the interest payment dates for the Debt Securities;

          (6)   the places where payments on the Debt Securities will be payable;

          (7)   any terms upon which the Debt Securities may be redeemed, in whole or in part, at our option;

          (8)   any sinking fund or other provisions that would obligate us to repurchase or otherwise redeem the Debt Securities;

          (9)   the portion of the principal amount, if less than all, of the Debt Securities that will be payable upon declaration of acceleration of the Maturity of the Debt Securities;

          (10) whether the Debt Securities are defeasible;

          (11) any addition to or change in the Events of Default;

          (12) whether the Debt Securities are convertible into our common stock and, if so, the terms and conditions upon which conversion will be effected, including the initial conversion price or conversion rate and any adjustments thereto and the conversion period;

          (13) any addition to or change in the covenants in the Indenture applicable to the Debt Securities; and

          (14) any other terms of the Debt Securities not inconsistent with the provisions of the Indenture (as it may be supplemented or amended from time to time),

        Debt Securities, including any Debt Securities which provide for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration of the Maturity thereof ("Original Issue Discount Securities"), may be sold at a substantial discount below their principal amount. Special United States federal income tax considerations applicable to Debt Securities sold at an original issue discount may be described in the applicable prospectus supplement. In addition, special United States federal income tax or other considerations applicable to any Debt Securities that are denominated in a currency or currency unit other than United States dollars may be described in the applicable prospectus supplement.

Subordination of Subordinated Debt Securities

        The indebtedness evidenced by the Subordinated Debt Securities will, to the extent set forth in the Subordinated Indenture with respect to each series of Subordinated Debt Securities, be subordinate in right of payment to the prior payment in full of all of our Senior Debt, including the Senior Debt Securities, and it may also be senior in right of payment to all of our subordinated debt. The prospectus supplement relating to any Subordinated Debt Securities will summarize the subordination provisions of the Subordinated Indenture applicable to that series including:

  •
  the applicability and effect of such provisions upon any payment or distribution with respect to that series following any liquidation, dissolution or other winding-up, or any assignment for the benefit of creditors or other marshaling of assets or any bankruptcy, insolvency or similar proceedings;

  •
  the applicability and effect of such provisions in the event of specified defaults with respect to any Senior Debt, including the circumstances under which and the periods in which we will be prohibited from making payments on the Subordinated Debt Securities; and

  •
  the definition of Senior Debt applicable to the Subordinated Debt Securities of that series and, if the series is issued on a senior subordinated basis, the definition of Subordinated Debt applicable to that series.

        The prospectus supplement will also describe as of a recent date the approximate amount of Senior Debt to which the Subordinated Debt Securities of that series will be subordinated.

        The failure to make any payment on any of the Subordinated Debt Securities by reason of the subordination provisions of the Subordinated Indenture described in the prospectus supplement will not be construed as preventing the occurrence of an Event of Default with respect to the Subordinated Debt Securities arising from any such failure to make payment.

        The subordination provisions described above will not be applicable to payments in respect of the Subordinated Debt Securities from a defeasance trust established in connection with any legal defeasance or covenant defeasance of the Subordinated Debt Securities as described under "—Legal Defeasance and Covenant Defeasance."

Conversion or Exchange Rights

        The terms, if any, on which a series of Debt Securities may be convertible into or exchangeable for common stock or other securities will be detailed in the prospectus supplement relating thereto. Such terms will include provisions as to whether conversion or exchange is mandatory, at the option of Holders, or at our option, the conversion price and the conversion period, and may include provisions pursuant to which the number of shares of our common stock or other securities to be received by Holders of such series of Debt Securities would be subject to adjustment.

Form, Exchange and Transfer

        The Debt Securities of each series will be issuable only in fully registered form, without coupons, and, unless otherwise specified in the applicable prospectus supplement, only in denominations of $1,000 and integral multiples thereof.

        At the option of the Holder, subject to the terms of the applicable Indenture and the limitations applicable to Global Securities, Debt Securities of each series will be exchangeable for other Debt Securities of the same series of any authorized denomination and of a like tenor and aggregate principal amount.

        Subject to the terms of the applicable Indenture and the limitations applicable to Global Securities, Debt Securities may be presented for exchange as provided above or for registration of transfer (duly endorsed or with the form of transfer endorsed thereon duly executed) at the office of the Security Registrar or at the office of any transfer agent designated by us for such purpose. No service charge will be made for any registration of transfer or exchange of Debt Securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in that connection. Such transfer or exchange will be effected upon the Security Registrar or such transfer agent, as the case may be, being satisfied with the documents of title and identity of the person making the request. The Security Registrar and any other transfer agent initially designated by us for any Debt Securities will be named in the applicable prospectus supplement. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each Place of Payment for the Debt Securities of each series.

        If the Debt Securities of any series (or of any series and specified tenor) are to be redeemed in part, we will not be required to (1) issue, register the transfer of or exchange any Debt Security of that series (or of that series and specified tenor, as the case may be) during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any such Debt Security that may be selected for redemption and ending at the close of business on the day of such mailing or (2) register the transfer of or exchange any Debt Security so selected for redemption, in whole or in part, except the unredeemed portion of any such Debt Security being redeemed in part.

Global Securities

        Some or all of the Debt Securities of any series may be represented, in whole or in part, by one or more Global Securities that will have an aggregate principal amount equal to that of the Debt Securities they represent. Each Global Security will be registered in the name of a Depositary or its nominee identified in the applicable prospectus supplement, will be deposited with such Depositary or nominee or its custodian and will bear a legend regarding the restrictions on exchanges and registration of transfer thereof referred to below and any such other matters as may be provided for pursuant to the applicable Indenture.

        Notwithstanding any provision of the Indentures or any Debt Security described in this prospectus, no Global Security may be exchanged in whole or in part for Debt Securities registered, and no transfer of a Global Security in whole or in part may be registered, in the name of any person other than the Depositary for such Global Security or any nominee of such Depositary unless:

          (1)   the Depositary has notified us that it is unwilling or unable to continue as Depositary for such Global Security or has ceased to be qualified to act as such as required by the applicable Indenture, and in either case we fail to appoint a successor Depositary within 90 days;

          (2)   we determine in our sole discretion that the Debt Securities of any series issued in the form of one or more Global Securities shall no longer be represented by a Global Security or Securities; or

          (3)   other circumstances exist, in addition to or in lieu of those described above, as may be described in the applicable prospectus supplement.

        All certificated Debt Securities issued in exchange for a Global Security or any portion thereof will be registered in such names as the Depositary may direct.

        As long as the Depositary, or its nominee, is the registered holder of a Global Security, the Depositary or such nominee, as the case may be, will be considered the sole owner and holder of such Global Security and the Debt Securities that it represents for all purposes under the Debt Securities and the applicable Indenture. Except in the limited circumstances referred to above, owners of beneficial interests in a Global Security will not be entitled to have such Global Security or any Debt Securities that it represents registered in their names, will not receive or be entitled to receive physical delivery of certificated Debt Securities in exchange for those interests and will not be considered to be the owners or Holders of such Global Security or any Debt Securities that it represents for any purpose under the Debt Securities or the applicable Indenture. All payments on a Global Security will be made to the Depositary or its nominee, as the case may be, as the Holder of the security. The laws of some jurisdictions require that some purchasers of Debt Securities take physical delivery of such Debt Securities in certificated form. These laws may impair the ability to transfer beneficial interests in a Global Security.

        Ownership of beneficial interests in a Global Security will be limited to institutions that have accounts with the Depositary or its nominee ("participants") and to persons that may hold beneficial interests through participants. In connection with the issuance of any Global Security, the Depositary will credit, on its book-entry registration and transfer system, the respective principal amounts of Debt Securities represented by the Global Security to the accounts of its participants. Ownership of beneficial interests in a Global Security will be shown only on, and the transfer of those ownership interests will be effected only through, records maintained by the Depositary (with respect to participants' interests) or any such participant (with respect to interests of persons held by such participants on their behalf). Payments, transfers, exchanges and other matters relating to beneficial interests in a Global Security may be subject to various policies and procedures adopted by the Depositary from time to time. None of us, the Trustees or our respective agents will have any responsibility or liability for any aspect of the Depositary's or any participant's records relating to, or for payments made on account of, beneficial interests in a Global Security, or for maintaining, supervising or reviewing any records relating to such beneficial interests.

Payment and Paying Agents

        Unless otherwise indicated in the applicable prospectus supplement, payment of interest on a Debt Security on any Interest Payment Date will be made to the Person in whose name such Debt Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest.

        Unless otherwise indicated in the applicable prospectus supplement, principal of and any premium and interest on the Debt Securities of a particular series will be payable at the office of such Paying Agent or Paying Agents as we may designate for such purpose from time to time, except that at our option payment of any interest on Debt Securities in certificated loan may be made by check mailed to the address of the Person entitled thereto as such address appears in the Security Register. Unless otherwise indicated in the applicable prospectus supplement, the corporate trust office of the Trustee under the Senior Indenture in The City of New York will be designated as sole Paying Agent for payments with respect to Senior Debt Securities of each series, and the corporate trust office of the Trustee under the Subordinated Indenture in The City of New York will be designated as the sole Paying Agent for payment with respect to Subordinated Debt Securities of each series. Any other Paying Agents initially designated by us for the Debt Securities of a particular series will be named in the applicable prospectus supplement. We may at any time designate additional Paying Agents or rescind the designation of any Paying Agent or approve a change in the office through which any Paying Agent acts, except that we will be required to maintain a Paying Agent in each Place of Payment for the Debt Securities of a particular series.

        All money paid by us to a Paying Agent for the payment of the principal of or any premium or interest on any Debt Security which remain unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and the Holder of such Debt Security thereafter may look only to us for payment.

Consolidation, Merger and Sale of Assets

        Unless otherwise specified in the prospectus supplement, we may not consolidate with or merge into, or sell, convey, transfer, lease or otherwise dispose of all or substantially all of our properties and assets to, any Person, and shall not permit any other Person to consolidate with or merge into us, unless:

          (1)   either: (i) we are the surviving corporation or (ii) the Person formed by or surviving any consolidation, amalgamation or merger or resulting from such conversion (if other than the Company) or to which such sale, assignment, transfer, conveyance or other disposition has been made, is a corporation, limited liability company or limited partnership organized and validly existing under the laws of the United States, any state of the United States or the District of Columbia and assumes our obligations under the Debt Securities and under the Indentures pursuant to agreements reasonably satisfactory to the Trustee;

          (2)   immediately before and after giving pro forma effect to such transaction, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, has occurred and is continuing; and

          (3)   several other conditions, including any additional conditions with respect to any particular Debt Securities specified in the applicable prospectus supplement, are met.

Events of Default

        Unless otherwise specified in the prospectus supplement, it is anticipated that each of the following will constitute an Event of Default under the applicable Indenture with respect to Debt Securities of any series:

          (1)   failure to pay principal of or any premium on any Debt Security of that series when due, whether or not, in the case of Subordinated Debt Securities, such payment is prohibited by the subordination provisions of the Subordinated Indenture;

          (2)   failure to pay any interest on any Debt Securities of that series when due, continued for 30 days, whether or not, in the case of Subordinated Debt Securities, such payment is prohibited by the subordination provisions of the Subordinated Indenture;

          (3)   failure to deposit any sinking fund payment, when due, in respect of any Debt Security of that series, whether or not, in the case of Subordinated Debt Securities, such deposit is prohibited by the subordination provisions of the Subordinated Indenture;

          (4)   failure to perform or comply with the provisions described under "—Consolidation, Merger and Sale of Assets";

          (5)   failure to perform any of our other covenants in such Indenture (other than a covenant included in such Indenture solely for the benefit of a series other than that series), continued for 60 days after written notice has been given to us by the applicable Trustee, or the Holders of at least 25% in principal amount of the Outstanding Debt Securities of that series, as provided in such Indenture; and

          (6)   certain events of bankruptcy, insolvency or reorganization affecting us or any Significant Subsidiary.

        If an Event of Default (other than an Event of Default with respect to Globalstar, Inc. described in clause (6) above) with respect to the Debt Securities of any series at the time Outstanding occurs and is continuing, either the applicable Trustee or the Holders of at least 25% in principal amount of the Outstanding Debt Securities of that series by notice as provided in the applicable Indenture may declare the principal amount of the Debt Securities of that series (or, in the case of any Debt Security that is an Original Issue Discount Debt Security, such portion of the principal amount of such Debt Security as may be specified in the terms of such Debt Security) to be due and payable immediately, together with any accrued and unpaid interest thereon. If an Event of Default with respect to Globalstar, Inc. described in clause (6) above with respect to the Debt Securities of any series at the time Outstanding occurs, the principal amount of all the Debt Securities of that series (or, in the case of any such Original Issue Discount Security, such specified amount) will automatically, and without any action by the applicable Trustee or any Holder, become immediately due and payable, together with any accrued and unpaid interest thereon. After any such acceleration, but before a judgment or decree based on acceleration, the Holders of a majority in principal amount of the Outstanding Debt Securities of that series may, under certain circumstances, rescind and annul such acceleration if all Events of Default, other than the non-payment of accelerated principal (or other specified amount), have been cured or waived as provided in the applicable Indenture. For information as to waiver of defaults, see "—Modification and Waiver" below.

        Subject to the provisions in the Indentures relating to the duties of the Trustees in case an Event of Default has occurred and is continuing, each Trustee will be under no obligation to exercise any of its rights or powers under the applicable Indenture at the request or direction of any of the Holders, unless such Holders have offered to such Trustee reasonable security or indemnity. Subject to such provisions for the indemnification of the Trustees, the Holders of a majority in principal amount of the Outstanding Debt Securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to the Debt Securities of that series.

        No Holder of a Debt Security of any series will have any right to institute any proceeding with respect to the applicable Indenture, or for the appointment of a receiver or a trustee, or for any other remedy thereunder, unless:

          (1)   such Holder has previously given to the Trustee under the applicable Indenture written notice of a continuing Event of Default with respect to the Debt Securities of that series;

          (2)   the Holders of not less than 25% in principal amount of the Outstanding Debt Securities of that series have made written request, and such Holder or Holders have offered reasonable indemnity, to the Trustee to institute such proceeding as trustee; and

          (3)   the Trustee has failed to institute such proceeding, and has not received from the Holders of a majority in principal amount of the Outstanding Debt Securities of that series a direction inconsistent with such request, within 60 days after such notice, request and offer.

        However, such limitations do not apply to a suit instituted by a Holder of a Debt Security for the enforcement of payment of the principal of or any premium or interest on such Debt Security on or after the applicable due date specified in such Debt Security.

        We will be required to furnish to each Trustee annually, within 150 days after the end of each fiscal year, a certificate by certain of our officers as to whether or not we, to their knowledge, are in default in the performance or observance of any of the terms, provisions and conditions of the applicable Indenture and, if so, specifying all such known defaults.

Modification and Waiver

        Unless otherwise specified in the prospectus supplement, modifications and amendments of an Indenture may be made by us and the applicable Trustee with the consent of the Holders of a majority in principal amount of the Outstanding Debt Securities of each series affected by such modification or amendment; provided, however, that no such modification or amendment may, without the consent of the Holder of each Outstanding Debt Security affected thereby:

          (1)   change the Stated Maturity of the principal of, or time for payment of any installment of principal of or interest on, any Debt Security;

          (2)   reduce the principal amount of, or any premium or the rate of interest on, any Debt Security;

          (3)   reduce the amount of principal of an Original Issue Discount Security or any other Debt Security payable upon acceleration of the Maturity thereof:

          (4)   change the place or the coin or currency of payment of principal of, or any premium or interest on, any Debt Security;

          (5)   impair the right to institute suit for the enforcement of any payment due on any Debt Security;

          (6)   modify the subordination provisions in the case of Subordinated Debt Securities;

          (7)   reduce the percentage in principal amount of Outstanding Debt Securities of any series, the consent of whose Holders is required for modification or amendment of the Indenture;

          (8)   reduce the percentage in principal amount of Outstanding Debt Securities of any series necessary for waiver of compliance with certain provisions of the Indenture or for waiver of certain defaults; or

          (9)   modify such provisions with respect to modification, amendment or waiver, except to increase any such percentage or to provide that certain other provisions of the Indenture cannot be modified or waived without the consent of the Holder of each Outstanding Debt Security affected thereby.

        The Holders of a majority in principal amount of the Outstanding Debt Securities of any series may waive compliance by us with certain restrictive provisions of the applicable Indenture. The Holders of a majority in principal amount of the Outstanding Debt Securities of any series may waive any past default under the applicable Indenture, except a default in the payment of principal, premium or interest and certain covenants and provisions of the Indenture which cannot be amended without the consent of the Holder of each Outstanding Debt Security of such series.

        Each of the Indentures provides that in determining whether the Holders of the requisite principal amount of the Outstanding Debt Securities have given or taken any direction, notice, consent, waiver or other action under such Indenture as of any date:

          (1)   the principal amount of an Original Issue Discount Security that will be deemed to be Outstanding will be the amount of the principal that would be due and payable as of such date upon acceleration of maturity to such date;

          (2)   the principal amount of a Debt Security denominated in one or more foreign currencies or currency units that will he deemed to be Outstanding will be the United States-dollar equivalent, determined as of such date in the manner prescribed for such Debt Security, of the principal amount of such Debt Security (or, in the case of a Debt Security described in clause (1) or (2) above, of the amount described in such clause); and

          (3)   certain Debt Securities, including those owned by us or any of our other Affiliates, will not be deemed to be Outstanding.

        Except in certain limited circumstances, we will be entitled to set any day as a record date for the purpose of determining the holders of Outstanding Debt Securities of any series entitled to give or take any direction, notice, consent, waiver or other action under the applicable Indenture, in the manner and subject to the limitations provided in the Indenture. In certain limited circumstances, the Trustee will be entitled to set a record date for action by Holders. If a record date is set for any action to be taken by Holders of a particular series, only persons who are Holders of Outstanding Debt Securities of that series on the record date may take such action.

Satisfaction and Discharge

        Each Indenture will be discharged and will cease to be of further effect as to all outstanding Debt Securities of any series issued thereunder, when:

          (1)   either:

            (a)   all outstanding Debt Securities of that series that have been authenticated (except lost, stolen or destroyed Debt Securities that have been replaced or paid and Debt Securities for whose payment money has theretofore been deposited in trust and thereafter repaid to us or discharged from such trust) have been delivered to the Trustee for cancellation; or

            (b)   all outstanding Debt Securities of that series that have not been delivered to the Trustee for cancellation have become due and payable or will become due and payable at their Stated Maturity within one year or are to be called for redemption within one year under arrangements satisfactory to the Trustee;

and in either case we have irrevocably deposited with the Trustee as trust funds for such purpose money in an amount sufficient, without consideration of any reinvestment of interest, to pay and discharge the entire indebtedness of such Debt Securities not delivered to the Trustee for cancellation, for principal, premium, if any, and accrued interest to the date of such deposit (in the case of Debt Securities that have become due and payable) or to the Stated Maturity or redemption date;

          (2)   we have paid or caused to be paid all other sums payable by us under the Indenture with respect to the Debt Securities of that series; and

          (3)   we have delivered an Officer's Certificate and an Opinion of Counsel to the Trustee stating that all conditions precedent to satisfaction and discharge of the Indenture with respect to the Debt Securities of that series have been complied with.

Legal Defeasance and Covenant Defeasance

        If and to the extent indicated in the applicable prospectus supplement, we may elect, at our option at any time, to have provisions of the Indentures relating to defeasance and discharge of indebtedness, which we call "legal defeasance," relating to defeasance of certain restrictive covenants applied to the Debt Securities of any series, or to any specified part of a series, which we call "covenant defeasance."

        Legal Defeasance.    The Indentures provide that, upon our exercise of our option (if any) to have the provisions relating to legal defeasance applied to any Debt Securities, we will be discharged from all our obligations, and, if such Debt Securities are Subordinated Debt Securities, the provisions of the Subordinated Indenture relating to subordination will cease to be effective, with respect to such Debt Securities (except for certain obligations to convert, exchange or register the transfer of Debt Securities, to replace stolen, lost or mutilated Debt Securities, to maintain paying agencies and to hold moneys for payment in trust) upon the deposit in trust for the benefit of the Holders of such Debt Securities of money or U.S. Government Obligations, or both, which, through the payment of principal and interest in respect thereof in accordance with their terms, will provide money in an amount sufficient to pay the principal of and any premium and interest on such Debt Securities on the respective Stated Maturities in accordance with the terms of the applicable Indenture and such Debt Securities. Such defeasance or discharge may occur only if, among other things:

          (1)   we have delivered to the applicable Trustee an Opinion of Counsel to the effect that we have received from, or there has been published by, the United States Internal Revenue Service a ruling, or there has been a change in tax law, in either case to the effect that Holders of such Debt Securities will not recognize gain or loss for federal income tax purposes as a result of such deposit and legal defeasance and will be subject to federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit and legal defeasance were not to occur;

          (2)   no Event of Default or event that with the passing of time or the giving of notice, or both, shall constitute an Event of Default shall have occurred and be continuing at the time of such deposit;

          (3)   such deposit and legal defeasance will not result in a breach or violation of, or constitute a default under, any agreement or instrument (other than the applicable Indenture) to which we are a party or by which we are bound;

          (4)   we must deliver to the Trustee an Officer's Certificate stating that the deposit was not made by us with the intent of preferring the Holders of the Debt Securities over any of our other creditors or with the intent of defeating, hindering, delaying or defrauding any of our other creditors or others;

          (5)   we must deliver to the Trustee an Officer's Certificate stating that all conditions precedent set forth in (1), (2), (3), (4) or (6), as applicable, have been complied with;

          (6)   in the case of Subordinated Debt Securities, at the time of such deposit, no default in the payment of all or a portion of principal of (or premium, if any) or interest on any of our Senior Debt shall have occurred and be continuing, no event of default shall have resulted in the acceleration of any of our Senior Debt and no other event of default with respect to any of our Senior Debt shall have occurred and be continuing permitting after notice or the lapse of time, or both, the acceleration thereof: and

          (7)   we have delivered to the Trustee an Opinion of Counsel to the effect that all conditions precedent set forth in (1), (3) or (4) above have been complied with.

        Covenant Defeasance.    The Indentures provide that, upon our exercise of our option (if any) to have the covenant defeasance provisions applied to any Debt Securities, we may omit to comply with certain restrictive covenants (but not to conversion, if applicable), including those that may be described in the applicable prospectus supplement, the occurrence of certain Events of Default, which are described above in clause (5) under "Events of Default" and any that may be described in the applicable prospectus supplement, will not be deemed to either be or result in an Event of Default and, if such Debt Securities are Subordinated Debt Securities, the provisions of the Subordinated Indenture relating to subordination will cease to be effective, in each case with respect to such Debt Securities. In order to exercise such option, we must deposit, in trust for the benefit of the Holders of such Debt Securities, money or U.S. Government Obligations, or both, which, through the payment of principal and interest in respect thereof in accordance with their terms, will provide money in an amount sufficient to pay the principal of and any premium and interest on such Debt Securities on the respective Stated Maturities in accordance with the terms of the applicable Indenture and such Debt Securities. Such covenant defeasance may occur only if we have delivered to the applicable Trustee an Opinion of Counsel that in effect says that Holders of such Debt Securities will not recognize gain or loss for federal income tax purposes as a result of such deposit and covenant defeasance and will be subject to federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit and covenant defeasance were not to occur, and the requirements set forth in clauses (2), (3), (4), (5), (6) and (7) above are satisfied. If we exercise this option with respect to any Debt Securities and such Debt Securities were declared due and payable because of the occurrence of any Event of Default, the amount of money and U.S. Government Obligations so deposited in trust would he sufficient to pay amounts due on such Debt Securities at the time of their respective Stated Maturities but may not be sufficient to pay amounts due on such Debt Securities upon any acceleration resulting from such Event of Default. in such case, we would remain liable for such payments.

Notices

        Notices to Holders of Debt Securities will be given by mail to the addresses of such Holders as they may appear in the Security Register.

Title

        We, the Trustees and any of our respective agents may treat the Person in whose name a Debt Security is registered as the absolute owner of the Debt Security (whether or not such Debt Security may be overdue) for the purpose of making payment and for all other purposes.

Governing Law

        The Indentures and the Debt Securities will be governed by, and construed in accordance with, the law of the State of New York.

 DESCRIPTION OF CAPITAL STOCK

        The following summary of certain provisions of our capital stock does not purport to be complete and is subject to and is qualified in its entirety by our certificate of incorporation which is incorporated in this prospectus by reference to our Current Report on Form 8-K filed with the SEC on September 29, 2009, and by our bylaws which are incorporated in this prospectus by reference to our Quarterly Report on Form 10-Q for the quarter ended June 30, 2016.

        Until March 17, 2006, we operated as a Delaware limited liability company. As such the rights of our members were governed by the Delaware Limited Liability Company Act and the provisions of our limited liability company agreement which reflected various negotiations and agreements among Thermo, the creditors of Old Globalstar and others. The limited liability company agreement expressly permitted our conversion into a Delaware corporation provided that various provisions of the limited liability company agreement, including those dealing with election of directors, voting rights, preemptive rights and "tag along" rights, were incorporated into our certificate of incorporation. On March 17, 2006, we converted into a Delaware corporation. Our certificate of incorporation initially authorized the issuance of three series of common stock consisting of 300 million shares of Series A common stock, 20 million shares of Series B common stock and 480 million shares of Series C common stock. Each series of common stock had equivalent dividend and liquidation rights, but differing voting rights with respect to the election of directors, amendments to the certificate of incorporation and approval of certain transactions. Thermo held all of the Series C common stock, which entitled it to elect a majority of our directors. As required by our limited liability company agreement, our certificate of incorporation also restricted transfer of our common stock without approval of our board, granted all stockholders who were accredited investors pre-emptive rights to purchase shares of common stock if we issued additional shares of common stock, subject to certain exceptions, and entitled minority stockholders to participate in certain sales of a majority interest in our stock. The certificate also required that our stock be registered under the Exchange Act by October 13, 2006, which date subsequently was extended until December 31, 2006.

Amendment and Restatement of Certificate of Incorporation and Bylaws

        In October 2006, our stockholders adopted an amended and restated certificate of incorporation and amended and restated bylaws which became effective on October 25, 2006. Pursuant to our amended and restated certificate of incorporation:

  •
  all shares of our common stock of each series were combined into one series of common stock;

  •
  each outstanding share of common stock of each series was converted automatically into one share of common stock;

  •
  all special voting rights pertaining to any series of common stock as described above were abolished;

  •
  pre-emptive rights and other special provisions described above terminated, except for the rights under the pre-emptive rights offering to stockholders as of June 15, 2006 in connection with the irrevocable standby stock purchase agreement with Thermo Funding; and

  •
  in addition to 800 million shares of common stock, we became authorized to issue up to 100 million shares of preferred stock of one or more classes or series, as described below.

        Additionally, immediately after the filing of our amended and restated certificate of incorporation, a stock dividend affecting the six-for-one split of our common stock, which had been pre-approved by our board of directors, became effective.

        Our certificate of incorporation was subsequently amended to permit us to issue, in addition to the preferred stock, up to 1.5 billion shares of voting common stock and 400 million shares of non-voting common stock.

        The following summary of the material terms and provisions of our capital stock is qualified in its entirety by reference to the forms of our amended and restated certificate of incorporation and bylaws, copies of which may be obtained upon request. See "Where You Can Find Additional Information."

Common Stock

        General.    We are authorized to issue 1.5 billion shares of voting common stock and 400 million shares of non-voting common stock, each par value $0.0001 per share. All outstanding shares of common stock are, and all shares of common stock to be issued upon exercise of any warrants offered hereby will be, fully-paid and nonassessable. As of October 3, 2017, we had 187 stockholders of record.

        Dividends.    Subject to preferences that may be granted to holders of any preferred stock and restrictions under our credit agreement, the holders of our common stock will be entitled to dividends as may be declared from time to time by the board of directors from funds available therefor.

        Voting Rights.    Each share of voting common stock entitles its holder to one vote on all matters to be voted on by the stockholders. Our certificate of incorporation does not provide for cumulative voting in the election of directors. Generally, all matters to be voted on by the stockholders must be approved by a majority or, in the case of the election of directors, by a plurality, of the votes present in person or by proxy and entitled to vote.

        The non-voting common stock has identical rights and privileges, including dividend and liquidation rights, as the common stock, except that holders of non-voting common stock are not entitled to vote on most actions, including the election or removal of directors, other than certain extraordinary transactions as required by Delaware law. Holders of non-voting common stock will have the right to convert their shares into voting common stock:

            (i)  at the discretion of any holder; provided, however, that if the holder is Thermo Holding Company or its affiliates, conversion will not be permitted if it would cause Thermo to own directly or indirectly voting stock in the election of directors representing 70% or more of the total voting power of Globalstar's outstanding stock having power to vote in the election of directors,

           (ii)  upon the transfer (or, in the case of a transfer pursuant to a registration statement filed with the SEC of Rule 144 under the Securities Act of 1933, as amended, the proposed transfer) of such shares of non-voting common stock by the holder thereof to any transferee other than Thermo,

          (iii)  upon our merger with or consolidation into any other corporation (except a subsidiary of Globalstar or Thermo) or

          (iv)  upon the sale of all or substantially all of Globalstar's assets.

        Preemptive Rights.    Holders of common stock do not have preemptive rights with respect to the issuance and sale by the company of additional shares of common stock or other equity securities of the company.

        Liquidation Rights.    Upon dissolution, liquidation or winding-up, the holders of shares of common stock will be entitled to receive our assets available for distribution proportionate to their pro rata ownership of the outstanding shares of common stock.

Preferred Stock

        Our board of directors has the authority, without further action of our stockholders, to issue up to 100 million shares of preferred stock, par value $0.0001 per share, in one or more series, to determine the number of shares constituting and the designation of each series and to fix the powers, preferences, rights and qualifications, limitations or restrictions thereof, which may include dividend rights, conversion rights, voting rights, terms of redemption, and liquidation preferences.

        There are no restrictions on the repurchase or redemption of preferred stock by the Company in the event of any arrearage in the payment of dividends or sinking fund installments.

        The issuance of preferred stock could adversely affect the holders of common stock. The potential issuance of preferred stock may discourage bids for shares of our common stock at a premium over the market price of our common stock, may adversely affect the market price of shares of our common stock and may discourage, delay or prevent a change of control.

        No shares of our preferred stock are outstanding. We have no current plans to issue any shares of preferred stock.

Anti-takeover Effects of Certain Provisions of Our Amended and Restated Certificate of Incorporation and Bylaws and of Delaware General Corporation Law

        The provisions of the Delaware General Corporation Law and our amended and restated certificate of incorporation and bylaws summarized below may have the effect of discouraging, delaying or preventing a hostile takeover, including one that might result in a premium being paid over the market price of our common stock, and discouraging, delaying or preventing changes in the control or management of the Company.

  Certificate of Incorporation and Bylaws

        Our certificate of incorporation and bylaws provide that:

  •
  until such time as Thermo collectively ceases to own a majority in voting power of our outstanding capital stock entitled to vote in the election of directors, any action that is required to be or that may be taken at any annual or special meeting of our stockholders may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding capital stock having not less than the minimum number of votes that would be necessary to authorize or take the action at a meeting at which all shares entitled to vote on the action were present and voted; if Thermo does not own a majority of our outstanding capital stock entitled to vote in the election of directors, no action can be taken by stockholders except at an annual or special meeting of the stockholders called in accordance with our bylaws, and stockholders may not act by written consent;

  •
  if Thermo does not own a majority of our outstanding capital stock entitled to vote in the election of directors, the approval of holders of 66 2/3% of the shares then entitled to vote in the election of directors will be required to adopt, amend or repeal our amended and restated certificate of incorporation or bylaws;

  •
  our board of directors is expressly authorized to make, alter or repeal our bylaws;

  •
  stockholders may not call special meetings of the stockholders or fill vacancies on the board of directors;

  •
  our board of directors are divided into three classes of service with staggered three-year terms, meaning that only one class of directors will be elected at each annual meeting of stockholders, with the other classes continuing for the remainder of their respective terms;

  •
  our board of directors is authorized to issue preferred stock without stockholder approval;

  •
  if Thermo does not own a majority of our outstanding capital stock entitled to vote in the election of directors, directors may only be removed for cause by the holders of 66 2/3% of the shares then entitled to vote in the election of directors; and

  •
  we will indemnify directors and certain officers against losses they may incur in connection with investigations and legal proceedings resulting from their service to us, which may include services in connection with takeover defense measures.

        The anti-takeover and other provisions of our certificate of incorporation and by-laws could discourage potential acquisition proposals and could delay or prevent a change in control. These provisions are intended to enhance the likelihood of continuity and stability in the composition of the board of directors and in the policies formulated by the board of directors and to discourage certain types of transactions that may involve an actual or threatened change of control. These provisions are designed to reduce our vulnerability to an unsolicited acquisition proposal. The provisions also are intended to discourage certain tactics that may be used in proxy fights. However, such provisions could have the effect of discouraging others from making tender offers for our shares and, as a consequence, they also may inhibit fluctuations in the market price of our shares that could result from actual or rumored takeover attempts. Such provisions also may have the effect of preventing changes in our management.

  Delaware General Corporation Law

        We are subject to Section 203 of the Delaware General Corporation Law regulating corporate takeovers, which prohibits a Delaware corporation from engaging in any business combination with an "interested stockholder" for three years after the person becomes an interested stockholder unless:

  •
  prior to the date of the transaction, the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

  •
  the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding (a) shares owned by persons who are directors and also officers and (b) shares owned by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

  •
  on or subsequent to the date of the transaction, the business combination is approved by the board and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock which is not owned by the interested stockholder.

        Except as otherwise specified in Section 203, an "interested stockholder" is defined to include (a) any person that is the owner of 15% or more of the outstanding voting securities of the corporation, or is an affiliate or associate of the corporation and was the owner of 15% or more of the outstanding voting stock of the corporation at any time within three years immediately prior to the date of determination and (b) the affiliates and associates of any such person. Thermo is not an "interested stockholder" because it acquired more than 15% of our outstanding stock prior to the completion of our initial public offering.

        For purposes of Section 203, the term "business combinations" includes mergers, consolidations, asset sales or other transactions that result in a financial benefit to the interested stockholder and transactions that would increase the interested stockholder's proportionate share ownership of our company.

        Under some circumstances, Section 203 makes it more difficult for an interested stockholder to effect various business combinations with us. Although our stockholders have the right to exclude us from the restrictions imposed by Section 203, they have not done so. Section 203 may encourage companies interested in acquiring us to negotiate in advance with the board of directors, because the requirement stated above regarding stockholder approval would be avoided if a majority of the directors approves, prior to the time the party became an interested stockholder, either the business combination or the transaction which results in the stockholder becoming an interested stockholder.

Dissenters' Rights of Appraisal and Payment

        Under the Delaware General Corporation Law, with certain exceptions, our stockholders will have appraisal rights in connection with a merger or consolidation of us. Pursuant to the Delaware General Corporation Law, stockholders who properly request and perfect appraisal rights in connection with such merger or consolidation will have the right to receive payment of the fair value of their shares as determined by the Delaware Court of Chancery.

Limitation of Liability of Directors

        Our certificate of incorporation provides that no director shall be personally liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director, except for liability as follows:

  •
  for any breach of the director's duty of loyalty to us or our stockholders;

  •
  for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; and

  •
  for any transaction from which the director derived an improper personal benefit.

Listing

        Our common stock is listed on the NYSE American under the trading symbol "GSAT."

Transfer Agent and Registrar

        The transfer agent and registrar for our common stock is Computershare Investor Services LLC.

DESCRIPTION OF WARRANTS

        We may issue warrants for the purchase of our common stock. Warrants may be issued independently or together with Debt Securities, preferred stock or common stock offered by any prospectus supplement and may be attached to or separate from any such offered securities, Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a bank or trust company, as warrant agent, all as set forth in the prospectus supplement relating to the particular issue of warrants. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders of warrants or beneficial owners of warrants. The following summary of certain provisions of the warrants does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all provisions of the warrant agreements.

        You should refer to the prospectus supplement relating to a particular issue of warrants for the terms of and information relating to the warrants, including, where applicable:

          (1)   the number of shares of common stock purchasable upon exercise of the warrants and the price at which such number of shares of common stock may be purchased upon exercise of the warrants;

          (2)   the date on which the right to exercise the warrants commences and the date on which such right expires (the "Expiration Date");

          (3)   United States federal income tax consequences applicable to the warrants;

          (4)   the amount of the warrants outstanding as of the most recent practicable date; and

          (5)   any other terms of the warrants.

        Warrants will be offered and exercisable for United States dollars only. Warrants will be issued in registered form only. Each warrant will entitle its holder to purchase such number of shares of common stock at such exercise price as is in each case set forth in, or calculable from, the prospectus supplement relating to the warrants. The exercise price may be subject to adjustment upon the occurrence of events described in such prospectus supplement. After the close of business on the Expiration Date (or such later date to which we may extend such Expiration Date), unexercised warrants will become void. The place or places where, and the manner in which, warrants may be exercised will be specified in the prospectus supplement relating to such warrants.

        Prior to the exercise of any warrants, holders of the warrants will not have any of the rights of holders of common stock, including the right to receive payments of any dividends on the common stock purchasable upon exercise of the warrants, or to exercise any applicable right to vote.

PLAN OF DISTRIBUTION

        We may sell or distribute the securities included in this prospectus through underwriters, through agents, dealers, in private transactions, at market prices prevailing at the time of sale, at prices related to the prevailing market prices, or at negotiated prices.

        In addition, we may sell some or all of the securities included in this prospectus through:

  •
  a block trade in which a broker-dealer may resell a portion of the block, as principal, in order to facilitate the transaction;

  •
  purchases by a broker-dealer, as principal, and resale by the broker-dealer for its account; or

  •
  ordinary brokerage transactions and transactions in which a broker solicits purchasers.

        In addition, we may enter into option or other types of transactions that require us to deliver common shares to a broker-dealer, who will then resell or transfer the common shares under this prospectus. We may enter into hedging transactions with respect to our securities. For example, we may:

  •
  enter into transactions involving short sales of the common shares by broker-dealers;

  •
  sell common shares short themselves and deliver the shares to close out short positions;

  •
  enter into option or other types of transactions that require us to deliver common shares to a broker-dealer, who will then resell or transfer the common shares under this prospectus; or

  •
  loan or pledge the common shares to a broker-dealer, who may sell the loaned shares or, in the event of default, sell the pledged shares.

        We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be identified in the applicable prospectus supplement (or a post-effective amendment). In addition, we may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

        There is currently no market for any of the securities, other than the shares of common stock listed on the NYSE American. If the securities are traded after their initial issuance, they may trade at a discount from their initial offering price, depending on prevailing interest rates, the market for similar securities and other factors. While it is possible that an underwriter could inform us that it intends to make a market in the securities, such underwriter would not be obligated to do so, and any such market making could he discontinued at any time without notice. Therefore, we cannot assure you as to whether an active trading market will develop for these other securities. We have no current plans for listing the Debt Securities on any securities exchange or any automated quotation system; any such listing with respect to any particular Debt Securities will be described in the applicable prospectus supplement.

        Any broker-dealers or other persons acting on our behalf that participate with us in the distribution of the shares may be deemed to be underwriters and any commissions received or profit realized by them on the resale of the shares may be deemed to be underwriting discounts and commissions under the Securities Act. As of the date of this prospectus, we are not a party to any agreement, arrangement or understanding between any broker or dealer and us with respect to the offer or sale of the securities pursuant to this prospectus.

        We may have agreements with agents, underwriters, dealers and remarketing firms to indemnify them or their controlling persons against certain civil liabilities, including liabilities under the Securities Act. Agents, underwriters, dealers and remarketing firms, and their affiliates, may engage in transactions with, or perform services for, us in the ordinary course of business. This includes commercial banking and investment banking transactions.

        At the time that any particular offering of securities is made, to the extent required by the Securities Act, a prospectus supplement will be distributed setting forth the terms of the offering, including the aggregate number of securities being offered, the purchase price of the securities, the initial offering price of the securities, the names of and the respective amounts underwritten by any underwriters, dealers or agents, nature of the underwriters' obligation to purchase the securities, any discounts, commissions and other items constituting compensation from us and any discounts, commissions or concessions allowed or reallowed or paid to dealers. The nature and amount of discounts and commissions to underwriters for each security and in total will be provided in tabular format.

        Underwriters or agents could make sales in privately negotiated transactions and/or any other method permitted by law, including sales deemed to be an "at the market" offering as defined in Rule 415 promulgated under the Securities Act, which includes sales made directly on or through the NYSE American, the existing trading market for our common shares, or sales made to or through a market maker other than on an exchange.

        Securities may also be sold directly by us. In this case, no underwriters or agents would be involved.

        If a prospectus supplement so indicates, underwriters, brokers or dealers, in compliance with applicable law, may engage in transactions that stabilize or maintain the market price of the securities at levels above those that might otherwise prevail in the open market.

        In compliance with the guidelines of the Financial Industry Regulatory Authority, Inc., or FINRA, the aggregate maximum discount, commission or agency fees or other items constituting underwriting compensation to be received by any FINRA member or independent broker-dealer shall be fair and reasonable.

LEGAL MATTERS

        Our legal counsel, Taft Stettinius & Hollister LLP, Cincinnati, Ohio, will pass upon certain legal matters in connection with certain of the offered securities.

EXPERTS

        Crowe Horwath LLP, independent registered public accounting firm, has audited our financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2016, and the effectiveness of our internal control over financial reporting as of December 31, 2016, as set forth in their reports, which are incorporated by reference in reliance on Crowe Horwath LLP's reports, given on their authority as experts in accounting and auditing.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.    Other Expenses of Issuance and Distribution.

        The following table sets forth all expenses that will be paid by Globalstar, Inc. in connection with the issuance and distribution of the securities. All the amounts shown are estimates, except the registration fee.

Securities and Exchange Commission registration fee	$(1)
FINRA filing fee	(2)
Fees and expenses of accountants	(2)
Fees and expenses of legal counsel	(2)
Printing and engraving expenses	(2)
Miscellaneous (including any applicable listing fees, rating agency fees, trustee and transfer agent fees and expenses)	(2)
Total	$(2)

(1)
The Registrant is registering an indeterminate amount of securities under this Registration Statement in accordance with Rules 456(b) and 457(r), the Registrant is deferring payment of any additional registration fee until the time the securities are sold under this Registration Statement pursuant to a prospectus supplement.

(2)
These fees are calculated based on the number of issuances and amount of securities offered and accordingly cannot be estimated at this time.

Item 15.    Indemnification of Directors and Officers.

        Section 145 of the Delaware General Corporation Law, inter alia, empowers a Delaware corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of another corporation or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Similar indemnity is authorized for such persons against expenses (including attorneys' fees) actually and reasonably incurred in connection with the defense or settlement of any such threatened, pending or completed action or suit if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and provided further that (unless a court of competent jurisdiction otherwise provides) such person shall not have been adjudged liable to the corporation. Any such indemnification may be made only as authorized in each specific case upon a determination by the stockholders or disinterested directors or by independent legal counsel in a written opinion that indemnification is proper because the indemnitee has met the applicable standard of conduct.

        Section 145 further authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would otherwise have the power to indemnify him under Section 145. Registrant expects to maintain policies insuring its and its subsidiaries' officers and directors against certain liabilities for actions taken in such capacities, including liabilities under the Securities Act of 1933, as amended.

        Article Ninth of Registrant's Amended and Restated Certificate of Incorporation provides that:

  •
  The Registrant shall, to the maximum extent permitted from time to time under the law of the State of Delaware, indemnify upon request and after receipt of an undertaking to repay such amount it if shall be ultimately determined that the requesting person is not entitled to be indemnified by the company advance expenses to any person who is or was a party or is threatened to be made a party to any threatened, pending or completed action, suit, proceeding or claim, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director or officer of the company or, while a director or officer of the registrant, is or was serving at the request of the registrant as a director, officer, partner, trustee, employee or agent of any corporation, partnership, joint venture, trust, limited liability company or other enterprise, including service with respect to employee benefit plans, against expenses (including attorney's fees and expenses), judgments, fines, penalties, amounts paid in settlement and expenses actually and reasonably incurred by him or her in connection with the investigation, preparation to defend or defense of such action, suit, proceeding or claim; provided, however , that the foregoing does not require the company to indemnify or advance expenses to any person in connection with any action, suit, proceeding or claim initiated by or on behalf of such person or any counterclaim against the company initiated by or on behalf of such person. Such indemnification is not exclusive of other indemnification rights arising under any bylaw, agreement, vote of directors or stockholders or otherwise and inures to the benefit of the heirs and legal representatives of such person. Any person seeking indemnification under Article Ninth will be deemed to have met the standard of conduct required for such indemnification unless the contrary shall be established.

  •
  To the fullest extent permitted by law, the Registrant may purchase and maintain insurance or make other financial arrangements on behalf of any person who is or was a director, officer, employee or agent of the registrant, or is or was serving at the request of the company as a director, officer, stockholder, member, partner, trustee, employee or agent of any other person, joint venture, corporation, trust, limited liability company, partnership or other enterprise, for any liability asserted against him or her and expenses incurred by him or her in his or her capacity as a director, officer, stockholder, member, partner, employee or agent, or arising out of his or her status as such, whether or not the registrant has the authority to indemnify him or her against such liability and expenses.

  •
  To the fullest extent permitted by law, other financial arrangements made by the registrant pursuant to Article Ninth may include (i) the creation of a trust fund; (ii) the establishment of a program of self-insurance; and (iii) the establishment of a letter of credit, guaranty or surety. No financial arrangement made pursuant to Article Ninth may provide protection for a person adjudged by a court of competent jurisdiction to be liable for intentional misconduct, fraud, or a knowing violation of law, except with respect to the advancement of expenses or indemnification ordered by a court.

  •
  To the fullest extent permitted by law, in the absence of intentional misconduct, fraud or a knowing violation of law: (i) the decision of the company as to the propriety of the terms and conditions of any insurance or other financial arrangement made pursuant to Article Ninth, and the choice of the person to provide the insurance or other financial arrangement, shall be conclusive; and (ii) the insurance or other financial arrangement shall not (1) be void or voidable or (2) subject any director or stockholder approving it to personal liability for his or her action, even if the director or stockholder is a beneficiary of the insurance or arrangement.

        Registrant's Bylaws include provisions to require the registrant to indemnify its directors and officers to the fullest extent permitted by Section 145, including circumstances in which indemnification is otherwise discretionary. Section 145 also empowers the registrant to purchase and maintain insurance that protects its officers, directors, employees and agents against any liabilities incurred in connection with their service in such positions. All of Registrant's directors and officers are covered by insurance policies maintained by the registrant against certain liabilities for actions taken in their capacities as such, including liabilities under the Securities Act.

Item 16.    Exhibits.

Exhibit		Document
1.1	**	Form of Underwriting Agreement

3.1		Amended and Restated Certificate of Incorporation of the Company (incorporated by reference to Exhibit 3.1 to the Company's Current Report on Form 8-K filed September 29, 2009).

3.2		Amendment #2 to the Amended and Restated Certificate of Incorporation of the Company (incorporated by reference to Appendix A to the Definitive Information Statement filed June 14, 2013)

3.3		Amendment #3 to the Amended and Restated Certificate of Incorporation of the Company (incorporated by reference to Exhibit 3.1 to the Company's Form 10-Q filed August 3, 2017)

3.4		Second Amended and Restated Bylaws (incorporated by reference to Exhibit 3.1 to the Company's Form 10-Q filed with the SEC on August 4, 2016)

4.1		Senior Indenture between the Company and U.S. Bank, National Association as Trustee dated as of April 15, 2008 (incorporated by reference to Exhibit 4.1 to Form 8-K filed April 16, 2008)

4.2	*	Form of Subordinated Indenture

4.3	**	Form of Senior Note

4.4	**	Form of Subordinated Note

4.5	**	Form of Warrant Agreement

4.6	**	Form of Warrant Certificate

4.7	**	Form of Depositary Agreement

4.8	**	Form of Depositary Receipt

5.1	*	Opinion of Taft Stettinius & Hollister LLP as to the legality of the securities being registered

12.1	*	Computation of Ratio of Earnings to Fixed Charges

23.1	*	Consent of Crowe Horwath LLP, Independent Registered Public Accounting Firm

23.2	*	Consent of Taft Stettinius & Hollister LLP (contained in Exhibit 5.1)

24.1	*	Powers of Attorney (included on the signature pages of this registration statement)

25.1	*	Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 of the Trustee under the Senior Indenture

Exhibit		Document
25.2	*	Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 of the Trustee under the Subordinated Indenture

*
Filed herewith.

**
To be filed under a Current Report on Form 8-K and incorporated by reference herein.

Item 17.    Undertakings.

        (a)   The undersigned registrant hereby undertakes:

          (1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

              (i)  To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

             (ii)  To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

            (iii)  To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

          provided, however, that paragraphs (1)(i), (1)(ii) and (l)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

          (2)   That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (4)   That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

              (i)  Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

             (ii)  Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering, described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

          (5)   That, for purposes of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

              (i)  Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

             (ii)  Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

            (iii)  The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

            (iv)  Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

          (6)   That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (7)   That, for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registrations statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

          (8)   That, for the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (9)   To file an application for the purposes of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.

        Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

INDEX TO EXHIBITS

Exhibit		Document
1.1	**	Form of Underwriting Agreement

3.1		Amended and Restated Certificate of Incorporation of the Company (incorporated by reference to Exhibit 3.1 to the Company's Current Report on Form 8-K filed September 29, 2009).

3.2		Amendment #2 to the Amended and Restated Certificate of Incorporation of the Company (incorporated by reference to Appendix A to the Definitive Information Statement filed June 14, 2013)

3.3		Amendment #3 to the Amended and Restated Certificate of Incorporation of the Company (incorporated by reference to Exhibit 3.1 to the Company's Form 10-Q filed August 3, 2017)

3.4		Second Amended and Restated Bylaws (incorporated by reference to Exhibit 3.1 to the Company's Form 10-Q filed with the SEC on August 4, 2016)

4.1		Senior Indenture between the Company and U.S. Bank, National Association as Trustee dated as of April 15, 2008 (incorporated by reference to Exhibit 4.1 to Form 8-K filed April 16, 2008)

4.2	*	Form of Subordinated Indenture

4.3	**	Form of Senior Note

4.4	**	Form of Subordinated Note

4.5	**	Form of Warrant Agreement

4.6	**	Form of Warrant Certificate

4.7	**	Form of Depositary Agreement

4.8	**	Form of Depositary Receipt

5.1	*	Opinion of Taft Stettinius & Hollister LLP as to the legality of the securities being registered

12.1	*	Computation of Ratio of Earnings to Fixed Charges

23.1	*	Consent of Crowe Horwath LLP, Independent Registered Public Accounting Firm

23.2	*	Consent of Taft Stettinius & Hollister LLP (contained in Exhibit 5.1)

24.1	*	Powers of Attorney (included on the signature pages of this registration statement)

25.1	*	Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 of the Trustee under the Senior Indenture

25.2	*	Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 of the Trustee under the Subordinated Indenture

*
Filed herewith.

**
To be filed under a Current Report on Form 8-K and incorporated by reference herein.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Covington, State of Louisiana, on October 4, 2017.

GLOBALSTAR, INC.
By:	/s/ JAMES MONROE III James Monroe III Chief Executive Officer

POWERS OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of James Monroe III and Richard S. Roberts, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him in his name, place and stead, in any and all capacities, to sign on his behalf individually and in each capacity stated below any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person hereby ratifying and confirming all that said attorneys-in-fact and agents and either of them, or their substitutes, may lawfully do or cause to be done by virtue hereof:

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on October 4, 2017.

/s/ JAMES MONROE James Monroe III	Chairman of the Board and Chief Executive Officer (Principal Executive Officer)
/s/ REBECCA S. CLARY Rebecca S. Clary	Chief Financial Officer (Principal Financial and Accounting Officer)
/s/ WILLIAM A. HASLER William A. Hasler	Director
/s/ JOHN KNEUR John Kneur	Director
/s/ JAMES F. LYNCH James F. Lynch	Director
/s/ J. PATRICK MCINTYRE J. Patrick McIntyre	Director

/s/ RICHARD S. ROBERTS Richard S. Roberts	Director
/s/ KENNETH M. YOUNG Kenneth M. Young	Director